EXHIBIT 23

                    CONSENT OF CROWE, CHIZEK AND COMPANY LLP


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                                                                      EXHIBIT 23
                          INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration No. 333-38971 of Community Savings Bankshares, Inc. on Form S-8 of our report on the consolidated financial statements of Community Savings Bankshares, Inc. as of and for the year ended December 31, 1999, dated February 18, 2000 appearing in this Annual Report on Form-10K of Community Savings Bankshares, Inc. for the year ended December 31, 1999.





                                        Crowe, Chizek and Company LLP

Grand Rapids, Michigan
March 22, 2000